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                                  EXHIBIT 3.1


           ARTICLES OF CORPORATION AS AMENDED EFFECTIVE JUNE 6, 1996
           ---------------------------------------------------------


1.  The present name of the corporation is:  CINEPLEX ODEON CORPORATION

2.  The name of the corporation is changed to (if applicable):   N/A

3.  Date of incorporation/amalgamation:    January 1, 1989

4.  The articles of the corporation are amended as follows:

Subparagraph (iii) of Paragraph E of Section 8 of the Articles of Amalgamation dated January 1, 1989 is deleted and the following substituted therefor:

"(iii) "MCA stocks" shall mean all voting securities owned by MCA INC., its subsidiaries, associates, affiliates, their respective directors and officers and the associates and affiliates of such directors and officers, other than voting securities owned by any person who is on or after April 29, 1996 a director or officer of The Seagram Company Ltd. ("Seagram") or a subsidiary thereof (other than MCA INC. and its subsidiaries) or by any associate (other than Seagram or any affiliate of Seagram) of any such person."

5. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on June 6, 1996.

These articles are signed in duplicate.


                                             CINEPLEX ODEON CORPORATION
                                          --------------------------------------
                                             (Name of Corporation)


                                       By    Allen Karp
                                          --------------------------------------
                                             Allen Karp - President


                                       By    Ellis Jacob
                                          --------------------------------------
                                          Ellis Jacob - Executive Vice-President

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